Exhibit 10.4

OMNIBUS EQUITY INCENTIVE PLAN

PERFORMANCE SHARES AWARD AGREEMENT

Greater Bay Bancorp, a California corporation (the “Company”), hereby grants a Performance Shares Award, subject to the terms, conditions, and restrictions of the Greater Bay Bancorp Omnibus Equity Incentive Plan (the “Plan”), the Performance Shares Award Agreement (including the Performance Criteria and Goals attached), and Appendix A (attached) (the Performance Shares Award Agreement and Appendix A are collectively referred to as the “Award Agreement”). The capitalized terms used in the Award Agreement that are defined in the Plan shall have the same meanings herein as are set forth in the Plan.

Grantee:	«Fname» «Lname»

Grant Date:	«Grant_Date»

Target Performance Shares:

Performance Period:

Performance Criteria and Goals: See attachment

Settlement: This Award shall be settled only in shares of Stock.

Termination of Service:

In the event of Grantee’s Termination of Service, shares of Stock will be earned and deliverable with respect to the Performance Shares only as follows:

Termination of Service due to death, Disability, or Retirement: a pro rata portion of the shares of Stock otherwise deliverable with respect to the Performance Shares, with the shares otherwise deliverable based upon the extent of actual satisfaction of the Performance Goals, shall be earned as set forth in the Plan and this Award Agreement following the end of the Performance Period and the determination of the extent to which Performance Goals have been satisfied, with such pro rata portion based on the ratio of the number of days in the Performance Period between the Grant Date and the date of Termination of Service to the total number of days in the Performance Period. In such event, the Grantee shall have no right to receive any shares of Stock with respect to the balance of such Performance Shares.

Termination by the Company for Cause, or by any event not specified in the previous paragraph (except for a Change in Control which is governed by Section 17 of the Plan): the Performance Share Award shall be forfeited immediately after the Company’s notice or advice of such Termination of Service for Cause is dispatched to Grantee or on the date of Termination of Service for any other reason.

GREATER BAY BANCORP

By:

The Grantee acknowledges and represents that the Grantee is familiar with the terms and provisions of this Award Agreement and hereby accepts same subject to all its terms and provisions hereof. The Grantee agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under the Plan.

Dated:
Grantee Signature

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PERFORMANCE CRITERIA AND GOALS

APPENDIX A

TERMS AND CONDITIONS FOR PERFORMANCE SHARE AWARDS

1. Grant. The Company hereby grants to the Grantee a Performance Share Award for the number of shares of Stock, at no par value, set forth in the Award Agreement, subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2. Nature of Award.

(a) Under the Performance Share Award, the Grantee is awarded the right to shares of Stock based on the achievement of predetermined Performance Goals over the Performance Period. The actual number of shares of Stock that will be delivered to the Grantee will not be determined until the end of the Performance Period. Target Performance Shares are used solely to calculate the number of actual Performance Shares to be delivered to Grantee in accordance with this Award Agreement, and do not create any separate rights or entitlements.

(b) The Performance Share Award represents the Company’s unfunded and unsecured promise to issue shares of Stock at a future date, subject to the terms of the Plan and this Award Agreement. The Grantee has no rights under this Award Agreement other than the rights of a general unsecured creditor of the Company.

3. Calculation of Performance Shares. The number of Performance Shares to be delivered to the Grantee at the end of the Performance Period, if any, is calculated in accordance with the methodology set forth in the attached Performance Criteria and Goals, which measures the achievement of the Performance Goals. The final determination of the achievement of the Performance Goals and the actual number of Performance Shares to which the Grantee is entitled will be made by the Committee in its sole discretion.

4. Qualified Performance-Based Compensation. Compensation attributable to the Performance Share Award is intended to be Qualified Performance-Based Compensation under Section 162(m) of the Code and the regulations thereunder. This Award Agreement shall be construed and administered by the Committee in a manner consistent with this intent. Notwithstanding this Section 4 or any other provision of this Award Agreement, to the extent required to ensure that compensation attributable to the Performance Share Award is Qualified Performance-Based Compensation under Section 162(m) of the Code, the Performance Criteria, Performance Goals, and Performance Period as they apply to Grantee shall not be revised in a manner that would result in an increase in the actual Performance Shares Grantee is entitled to receive under this Award Agreement, except for an adjustment under Section 16 of the Plan as and to the extent permitted under Section 162(m) of the Code; and

5. Restrictions on Transfer. The Award shall be nontransferable and shall not be assignable, alienable, saleable, or otherwise transferable by the Grantee other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order. The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee. No non-permitted transferee of the Grantee shall have any right in or claim to any Performance Shares.

6. Fractional Shares. No fractional shares shall be delivered to Grantee. Any fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and vested on the date when all restrictions lapse or expire.

7. Rights as a Shareholder. Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a shareholder of the Company in respect of any shares of Stock deliverable hereunder unless and until certificates or book-entry shares representing such shares of Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee.

8. Assignment. Subject to the restrictions on transfer set forth in Section 5, the terms of this Award Agreement shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

9. Separate Advice and Representation. The Company is not providing the Grantee with advice, warranties, or representations regarding any of the legal, tax, or business effects to Grantee with respect to the Plan or this Award Agreement. The Grantee is encouraged to seek legal, tax, and business advice from the Grantee’s own legal, tax and business advisers as soon as possible. By accepting this Award and the shares of Stock covered thereby, and by signing this Award Agreement, the Grantee acknowledges that the Grantee is familiar with the terms of the Plan and this Award Agreement, that the Grantee has been encouraged by the Company to discuss the Award and the Plan with the Grantee’s own legal, tax and business advisers, and that the Grantee agrees to be bound by the terms of the Plan and this Award Agreement.

10. Tax Withholding.

(a) The Company will assess its requirements regarding federal, state, and local income taxes, FICA taxes, and any other applicable taxes (“Tax Items”) in connection with the Performance Shares Award. These requirements may change from time to time as laws or interpretations change. The Company will withhold Tax Items as required by law. Regardless of the Company’s actions in this regard, the Grantee acknowledges and agrees that the ultimate liability for Tax Items is the Grantee’s responsibility. The Grantee acknowledges and agrees that the Company:

(i) makes no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Performance Shares Award, including the subsequent sale of shares of Stock acquired under the Plan; and

(ii) does not commit to structure the terms of the Performance Share Award or any aspect of the Performance Shares Award to reduce or eliminate liability for Tax Items.

(b) Notwithstanding any contrary provision of this Award Agreement, no certificate representing the shares of Stock or book-entry shares will be issued to Grantee, unless and until satisfactory arrangements (as determined by the Committee) have been made by the Grantee with respect to the payment of Tax Items which the Company determines must be withheld with respect to such shares of Stock so issuable. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Grantee to satisfy such tax withholding obligation, in whole or in part (without limitation) by one or more of the following: (i) paying cash, (ii) delivering to the Company already vested and owned shares of Stock having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld, or (iii) authorizing the Company to hold back a number of shares of Stock otherwise deliverable to the Grantee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) having an aggregate Fair Market Value (as of the date the withholding is effected) equal to the amount required to be withheld.

11. No Acquired Rights. The Grantee agrees and acknowledges that:

(a) the grant of this Award under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Awards or benefits in lieu of any Awards, even if Awards have been granted repeatedly in the past and regardless of any reasonable notice period mandated under local law;

(b) the value of this Award is an extraordinary item of compensation which is outside the scope of an employment contract, if any;

(c) this Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, retirement benefits, or similar payments;

(d) the future value of the shares of Stock awarded under the Plan, if any, is unknown and cannot be predicted with certainty;

(e) no claim or entitlement to compensation or damages arises from the termination of this Award or diminution in value of this Award or shares of Stock received under the Plan, and the Grantee irrevocably release the Company from any such claim; and

(f) participation in the Plan shall not create a right to further employment with the Company or employer and shall not interfere with the ability of the Company or employer to terminate the employment relationship at any time, with or without cause.

12. Adjustment of Shares. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in shares of Stock, a declaration of a dividend payable in a form other than shares of Stock in an amount that has a material effect on the value of shares of Stock, a combination or consolidation of the outstanding shares of Stock (by reclassification or otherwise) into a lesser number of shares of Stock, a recapitalization, a spin-off, a merger, consolidation or other reorganization involving the Company that would not constitute a Change in Control, or any other similar occurrence, the Company shall make appropriate adjustments in the number of shares of Stock covered by the Performance Shares.

Except as provided in this Section 12, the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to the Performance Shares. The grant of the Performance Shares pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

13. Notices. Except as may be otherwise provided by the Plan, any written notices provided for in the Plan and this Award Agreement shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Committee. Notices shall be directed, if to the Grantee at the Grantee’s address indicated by the Company’s records, or if to the Company, at the Company’s principal office, attention Human Resources Department.

14. Severability. The provisions of this Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15. Counterparts; Further Instruments. This Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Award Agreement.

16. Amendment. This Award Agreement may be amended or modified by the Committee, including amendments and modifications that may affect the tax status of the Award, provided that any such action may not, without the Consent of the Grantee, impair any rights of the Grantee under the Award Agreement.

17. Entire Agreement; Governing Law. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

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